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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Cubist Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc. will be held at our corporate offices, 65 Hayden Avenue, Lexington, MA 02421, on Thursday, June 10, 2004, at 8:30 A.M., local time, for the following purposes:

  1.
  To elect three Class II directors to hold office for a three-year term and until their successors have been duly elected and qualified.

  2.
  To consider and vote upon a proposal to amend our corporate charter to increase the number of authorized shares from 50,000,000 shares to 100,000,000 shares.

  3.
  To consider and vote upon a proposal to amend and restate the Amended and Restated 2002 Directors' Stock Option Plan.

  4.
  To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 12, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only stockholders of record at the close of business on April 12, 2004, will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

        To ensure your representation at the annual meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

  (a)
  Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card);

  (b)
  Vote via the internet (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 11:59 p.m. on June 9, 2004. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote via the internet or telephone, or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

                      By order of the Board of Directors,

                      CHRISTOPHER D.T. GUIFFRE
                       Secretary

April 15, 2004

NOTE:  THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

        This proxy statement is furnished to the holders of the common stock, $.001 par value per share, of Cubist Pharmaceuticals, Inc. in connection with the solicitation of proxies on behalf of our Board of Directors for use at the 2004 Annual Meeting of Stockholders to be held on June 10, 2004, or at any adjournment or postponement of such meeting. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the annual meeting.

        This proxy statement and proxies for use at the annual meeting will be first mailed to stockholders on or about April 15, 2004, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by our officers or regular employees. We may enlist the assistance of brokerage houses in soliciting proxies. We shall bear all solicitation expenses, including costs of preparing, assembling and mailing proxy material.

Voting and Revocability of Proxy

        Registered shareholders can vote their shares via (1) a toll-free telephone call from the U.S. or Canada, (2) the Internet, or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

        Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the annual meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to (i) approve Proposal No. 1 to elect the nominees to the Board of Directors, (ii) approve Proposal No. 2 to amend our corporate charter to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and (iii) approve Proposal No. 3 to amend and restate the Amended and Restated 2002 Directors' Stock Option Plan, all as set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the annual meeting.

Record Date and Voting Rights

        Only stockholders of record at the close of business on April 12, 2004, are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement of such meeting. On April 1,

2004, we had outstanding 40,219,577 shares of common stock, each of which is entitled to one vote upon the matters to be presented at the annual meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting. Votes withheld from any nominee, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of directors, the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the annual meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker "non-votes" will have no effect on the voting outcome with respect to the election of directors. To increase the amount of authorized shares of common stock under our charter, the affirmative vote of the holders of a majority of shares entitled to vote at the annual meeting, in person or by proxy, is required. Abstentions and broker "non-votes" have the practical effect of a vote against the proposal to increase the amount of authorization shares of common stock under our charter. To amend and restate the Amended and Restated 2002 Directors' Stock Option Plan, a majority of the votes cast on the proposal at the meeting are required. Absentions have the practical effect of a vote against the proposal to amend and restate our Amended and Restated 2002 Directors' Stock Option Plan. Broker "non-votes" will have no effect on the voting outcome of this proposal.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock as of April 1, 2004 (unless another date is specified in the footnotes below). As of April 1, 2004, 40,219,577 shares of common stock were outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Outstanding Shares	Right to Acquire	Total Number	Percentage of Class
Mazama Capital Management Inc.(1) One S.W. Columbia, Suite 1500 Portland, Oregon 97258	4,807,668	—	4,807,668	12.69%
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, Maryland 21202-1009	3,995,000	—	3,995,000	9.9%
Pioneer Global Asset Management S.p.A.(3) 60 State Street Boston, MA 02109	837,350	1,421,051	2,258,401	5.46%
Arnold H. Snider (Deerfield Management)(4) 780 Third Avenue, 37th Floor New York, New York 10017	2,500,500	—	2,500,500	5.44%

        With respect to the foregoing table, you should note that:

(1)
The information reported is based on a Schedule 13G/A, containing current ownership information as of December 31, 2003, filed with the SEC by Mazama Capital Management, Inc. or Mazama. Mazama, an investment adviser, has sole voting power with respect to 2,560,925 shares and sole dispositive power with respect to 4,807,668 shares.

(2)
The information reported is based on a Schedule 13G, containing ownership information as of December 31, 2003, filed with the SEC by T. Rowe Price Associates or T. Rowe Price. These securities are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
The information reported is based on a Schedule 13D, containing ownership information as of February 29, 2004, filed with the SEC by Pioneer Global Asset Management S.p.A. or Pioneer. Pioneer, an investment adviser, has sole voting power with respect to the shares.

(4)
The information reported is based on a Schedule 13G/A, containing ownership information as of December 31, 2003, filed with the SEC by Deerfield Capital, L.P., Deerfield Partners, L.P, Deerfield Management Company, Deerfield International Limited and Arnold H. Snider. Mr. Snider has shared voting and dispositive power with respect to the shares. Mr. Snider is President of Snider Management Company, the General Partner of Deerfield Management Company. Mr. Snider is also the President of Snider Capital Corp., the General Partner of Deerfield Capital, L.P.

MANAGEMENT STOCKHOLDERS

        The following table sets forth information as of April 1, 2004, as reported to us, with respect to the beneficial ownership of the common stock by each of our executive officers and directors, and by all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2004, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Shares included below under "Right to Acquire" represent shares subject to outstanding stock options currently exercisable or exercisable within 60 days of April 1, 2004.

	Number of Shares Beneficially Owned
				Percentage of Shares Beneficially Owned
Name	Outstanding Shares	Right to Acquire	Total Number
Michael W. Bonney(1)	62,603	183,749	246,352	*
Barry I. Eisenstein, MD	9,306	25,062	34,368	*
Oliver S. Fetzer, PhD, MBA	1,552	48,062	49,614	*
Christopher D.T. Guiffre, JD, MBA	4,677	67,249	71,926	*
David W.J. McGirr, MBA	738	32,249	32,987	*
Robert J. Perez, MBA	419	10,062	10,481	*
Francis P. Tally, MD	96,249	97,142	193,391	*
Scott M. Rocklage PhD(2)	221,448	546,104	767,552	1.9
Kenneth M. Bate, MBA	—	—	—	*
Susan B. Bayh, JD	1,519	34,062	35,581	*
John K. Clarke, MBA(3)	71,935	48,400	120,335	*
David W. Martin, Jr., MD	16,381	47,700	64,081	*
Walter R. Maupay, MBA(4)	18,857	46,300	65,157	*
J. Matthew Singleton MBA, CPA	—	—	—	*
All directors and executive officers as a group (14 persons)	505,684	1,186,141	1,691,825	4.1

*
Less than 1% of the issued and outstanding shares of common stock.

(1)
Mr. Bonney holds a portion of his shares with joint voting and investment power with Mrs. Alison G. Bonney.

(2)
A portion of the shares attributable to Dr. Rocklage are held in trust for the benefit of his children.

(3)
A portion of the shares attributable to Mr. Clarke are held in trust for the benefit of his children.

(4)
Mr. Maupay holds a portion of his shares with joint voting and investment power with Ms. Margaret Maupay.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth compensation information for the fiscal years ended December 31, 2003, 2002, and 2001 with respect to our former Chief Executive Officer, our current Chief Executive Officer, and our four most highly paid executive officers who were serving in such capacity at the end of 2003. We refer to these officers as our named executive officers.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)(1)		Bonus($)(2)		Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation ($)(3)(4)
Michael W. Bonney(5) President & Chief Executive Officer	2003 2002 2001	$ $ $	346,910 296,538 —	$ $ $	136,461 100,800 —	$ $ $	— — —	310,000 190,000	$ $ $	11,956 8,996 —
Scott M. Rocklage, PhD(6) Chairman	2003 2002 2001	$ $ $	445,128 410,000 387,000	$ $ $	220,000 150,000 245,313	$ $ $	— — —	— 200,000 100,000	$ $ $	446,984 8,133 8,383
Barry I. Eisenstein, MD(7) Senior Vice President, Research and Development	2003 2002 2001	$ $ $	278,526 — —	$ $ $	132,570 — —	$ $ $	— — —	80,500 — —	$ $ $	10,540 — —
Oliver S. Fetzer, PhD, MBA(8) Senior Vice President & Chief Business Officer	2003 2002 2001	$ $ $	353,856 148,756 —	$ $ $	99,750 30,989 —	$ $ $	— — —	18,500 110,000 —	$ $ $	10,552 7,029 —
David W.J. McGirr, MBA(9) Senior Vice President & Chief Financial Officer	2003 2002 2001	$ $ $	303,846 40,490 —	$ $ $	89,250 — —	$ $ $	— — —	15,500 00,000 —	$ $ $	10,552 333 —
Francis P. Tally, MD(10) Senior Vice President, Scientific Affairs & Chief Scientific Officer	2003 2002 2001	$ $ $	226,769 267,000 267,472	$ $ $	78,475 102,506 60,753	$ $ $	— — —	13,000 30,000 15,000	$ $ $	20,067 18,007 16,657

(1)
Salary includes amounts contributed to our 401(k) Plan and not included as taxable income in accordance with IRS rules. Salary increases for 2003 were paid in Cubist common stock.

(2)
Bonuses reported for years 2001 and 2002 were earned in the year reported but paid in January of the following year. For example, the 2002 bonus reported for Dr. Rocklage of $150,000 was earned during fiscal year 2002 and paid in January 2003. Bonuses reported for 2003 were paid in December 2003, with the exception of Dr. Rocklage's 2003 bonus, which was paid in January of 2004.

(3)
All other compensation includes (i) long-term disability insurance premiums paid by Cubist, (ii) Cubist's matching contributions under our 401(k) Plan, and (iii) a company bonus that was distributed to all employees.

(4)
Drs. Rocklage and Tally have additional long-term disability policies.

(5)
Mr. Bonney's employment at Cubist commenced on January 3, 2002. Mr. Bonney's 2002 bonus, less applicable withholdings, was paid in Cubist common stock.

(6)
Dr. Rocklage's 2002 bonus, less applicable withholdings, was paid in Cubist common stock. Dr. Rocklage served as our Chief Executive Officer until June 10, 2003, and continued as an employee until December 31, 2003. Dr. Rocklage's 2003 "All Other Compensation" figure also includes a one-time special recognition award in the amount of $440,000 pursuant to a transition agreement.

(7)
Dr. Eisenstein's employment at Cubist commenced on January 6, 2003. Dr. Eisenstein's 2003 bonus includes a one-time sign-on bonus in the amount of $75,000 that was paid in January 2003.

(8)
Dr. Fetzer's employment at Cubist commenced on July 29, 2002. Dr. Fetzer's 2002 bonus, less applicable withholdings, was paid in Cubist common stock.

(9)
Mr. McGirr's employment at Cubist commenced on November 11, 2002.

(10)
Dr. Tally's 2002 bonus, less applicable withholdings, was paid in Cubist common stock. Dr. Tally's 2002 bonus includes $25,000 for his receipt of the 2002 Chairman's Award.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding grants of stock options under our 1993 Amended and Restated Stock Option Plan and our Amended and Restated 2000 Equity Incentive Plan to the named executive officers during the fiscal year ended December 31, 2003.

Name	Number of Securities Underlying Options Granted (Shares)(1)	Percent of Total Options Granted to Employees in Fiscal 2003		Exercise or Base Price		Expiration Date	Grant Date Present Value(2)
Michael W. Bonney	203,986 46,014 60,000	8.84 2.00 2.60	% % %	$ $ $	8.23 8.23 12.61	2/26/2013 2/26/2013 12/12/2013	$ $	1,106,522 249,603 498,684
Scott M. Rocklage, PhD	—	—			—	—		—
Barry I. Eisenstein, MD	80,000 500	3.47 0.02	% %	$ $	6.36 13.26	2/3/2013 9/12/2013	$ $	335,352 4,370
Oliver S. Fetzer, PhD, MBA	500 18,000	0.02 0.78	% %	$ $	13.26 12.61	9/12/2013 12/12/2013	$ $	4,370 149,605
David W.J. McGirr, MBA	500 15,000	0.02 0.65	% %	$ $	13.26 12.61	9/12/2013 12/12/2013	$ $	4,370 124,671
Francis P. Tally, MD	500 12,500	0.02 0.54	% %	$ $	13.26 12.61	9/12/2013 12/12/2013	$ $	4,370 103,893

(1)
Each option is exercisable in 16 equal quarterly installments and has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with Cubist. The options are exercisable during the holder's lifetime only by the holder and they are exercisable by the holder only while the holder is an employee of Cubist and for certain limited periods of time thereafter in the event of termination of employment. Pursuant to a transition agreement, all of Dr. Rocklage's then unvested options as of December 31, 2003 vested on December 31, 2003, and will be exercisable until December 31, 2006.

(2)
Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, discounted for lack of marketability and potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility—65.4%; dividend yield—0%; the average life of the options—7 years; risk-free interest rate—3.5% (yield to maturity of 7-year treasury note at grant date). The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 2003, and the unexercised stock options held at the end of such fiscal year by the named executive officers.

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael W. Bonney	—	$0.00	124,999	375,001	$243,840	$933,460
Scott M. Rocklage, PhD	—	$0.00	618,482	—	$2,701,270	$—
Barry I. Eisenstein, MD	—	$0.00	15,031	65,469	$87,600	$379,600
Oliver S. Fetzer, PhD, MBA	—	$0.00	33,781	94,719	$117,950	$266,350
David W.J. McGirr, MBA	—	$0.00	25,031	90,469	$55,500	$166,500
Francis P. Tally, MD	—	$0.00	89,142	38,595	$385,167	$64,424

(1)
Based on the difference between the exercise price of each option and the last reported sales price of our common stock on the NASDAQ-NMS on December 31, 2003 of $12.20.

Equity Compensation Plans

        The following table provides information as of December 31, 2003, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders(1)(2)	6,085,833		$16.75		784,400
Equity compensation plans not approved by security holders	41,366	(3)	$30.92	(4)	467,501	(5)
Total	6,127,199		$16.85		1,251,901

(1)
Consists of the 1993 Amended and Restated Stock Option Plan (1993 Plan), the Amended and Restated 2000 Equity Incentive Plan (2000 Equity Incentive Plan), the Amended and Restated 2002 Directors' Stock Option Plan and the 1997 Employee Stock Purchase Plan. The 1993 Plan terminated pursuant to its own terms on May 6, 2003.

(2)
The 2000 Equity Incentive Plan includes an evergreen formula pursuant to which the maximum number of shares of our common stock that shall be made available for sale under the Equity Incentive Plan shall be 1,630,000 shares as of June 13, 2002 plus an annual increase to be added on January 1 of each year, beginning on January 1, 2003 until and including January 1, 2006, equal to five percent (5%) of the total number of shares of common stock and stock equivalents issued and outstanding as of the close of business on the immediately preceding December 31.

(3)
Includes 31,063 stock options outstanding under the 2001 United Kingdom Stock Option Plan (UK Option Plan) The UK Option Plan was adopted to encourage stock ownership by our employees in the United Kingdom. Options granted under the UK Option Plan have been approved under the Income and Corporation Taxes Act of 1988 of the United Kingdom. Such options receive favored tax treatment in the United Kingdom. Also includes 9,763 stock option outstanding under the TerraGen Discovery Inc. Employee Stock Option Plan (TerraGen Plan), which were assumed as part of the acquisition of TerraGen Discovery Inc. in October 2000. Options under the TerraGen Plan became exercisable for shares of Cubist common stock upon consummation of the acquisition, but remain subject to the TerraGen Plan. No awards have been made under the TerraGen Plan since the date of the acquisition.

(4)
The outstanding options under the UK Option Plan have a weighted average exercise price of $24.07 per share. The outstanding options under the TerraGen Plan have a weighted average exercise price of $53.08 per share.

(5)
As part of our decision to cease operations in the United Kingdom, we terminated the UK Option Plan and will therefore not be issuing the remaining 467,501 options that were previously available under the UK Option Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Under the terms of a transition agreement, dated February 25, 2003, Dr. Rocklage, our Chairman, resigned as Chief Executive Officer of Cubist effective June 10, 2003, the date of our 2003 Annual Meeting of Stockholders. Dr. Rocklage remained an employee of Cubist until December 31, 2003, and received his full salary and bonus through that date. In addition, he received a one-time Special Recognition Award of $440,000 in January 2004. Under the terms of the transition agreement, Dr. Rocklage's then unvested stock options vested on December 31, 2003, and will remain exercisable until December 31, 2006. None of our other executive officers has entered into an employment agreement.

        We have provided retention letters to certain of our executive officers. Under the terms of these retention letters, each of Mr. Bonney, Dr. Eisenstein, Dr. Fetzer, Mr. Guiffre, Mr. McGirr, and Dr. Tally is entitled to severance pay in an amount equal to twelve months of his then-current annual base salary if his employment is terminated by us without cause (as defined in the retention letter) or terminated by the executive officer for good reason (as defined in the retention letter). If such termination occurs within twenty-four months after a change-in-control, then the executive officer's unvested options granted prior to the change-in-control, if any, will become vested.

The Board of Directors and Committees of the Board

        The Board of Directors held seven meetings, two of which were telephonic meetings, and took action by written consent on fifteen occasions during fiscal year 2003. There were five Audit Committee meetings, seven Compensation Committee meetings, and six Corporate Governance Committee meetings in fiscal year 2003. Except for Kenneth Bate (who joined the Board in June of 2003), no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors plus meetings of any committees on which he or she served during fiscal year 2003. It has been the practice of the Board of Directors to hold a meeting on the same date and at the same location as the Annual Meeting of Stockholders. The entire Board of Directors attended the 2003 Annual Meeting of Stockholders either in person or by telephone.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance Committee.

Audit Committee

        The Board of Directors has an Audit Committee, which met five times during 2003. The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter which can be viewed on the Company's website at www.cubist.com or in the Company's filings with the Securities and Exchange Commission. The members of the Audit Committee are all independent as defined Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, including the "financial experts" as defined in Regulation S-K of the Securities Act of 1933, as amended. The members of the Audit Committee during 2003 were Mr. John Clarke, Dr. Barry Bloom (until his resignation from the Board in June 2003), Dr. John Zabriskie (until June 2003), Mr. J. Matthew Singleton (starting in June 2003) and Mr. Kenneth Bate (starting in June 2003). For 2004, the Audit Committee members are Mr. Clarke, Mr. Bate, and Mr. Singleton. The Board has determined that Messrs. Bate and Singleton are "financial experts."

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services do not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it will require specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE(1)

        In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited year-end financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61. In addition, the Committee received from the independent auditors, written disclosure and the letter required by Independence Standards Board Standard No. 1 and the information required under Regulation S-X rule 2-07 of the Securities Act of 1933, as amended. The Committee also discussed with the independent auditors the auditors' independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent auditors.

        The Committee discussed with Cubist's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their audits and reviews, their evaluations of Cubist and its personnel, the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also meets with the internal auditors, with and without management present. The Committee held five meetings during fiscal year 2003.

        Based on the reviews and discussions referred to above, the Committee reviewed and recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        The Board of Directors has adopted a written charter for the Audit Committee, which can be viewed on the Company's website at www.cubist.com or in the Company's filings with the Securities and Exchange Commission.

March 15, 2004	Audit Committee John Clarke, Chairman Kenneth Bate J. Matthew Singleton

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Compensation Committee

        The Board of Directors has a Compensation Committee, which met seven times during 2003. The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on the Company's website at www.cubist.com or in the Company's filings with the Securities and Exchange Commission. The members of the Compensation Committee are all independent, as defined in the National Association of Securities Dealers' listing standards. The members of the Compensation Committee for 2003 were Dr. David Martin, Mr. Walter Maupay, and Dr. John Zabriskie (until his resignation from the Board in November 2003). For 2004, the Compensation Committee Members are Dr. Martin, Mr. Maupay, and Mr. J. Matthew Singleton.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee, as constituted during 2003, was a former or current officer or employee of Cubist.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE OFFICER COMPENSATION(1)

Compensation Philosophy and Objectives

        Our compensation philosophy for executive officer compensation strives to reward the value created and protected for shareholders, while furthering our short-and long-term strategic goals by aligning compensation with the achievement of business objectives and the individual's performance. We believe that short- and long-term compensation should be structured so as to motivate and reward high levels of performance and that it should be geared to both attract and retain qualified executive officers. Accordingly, we utilize a pay for performance compensation philosophy for executive officer compensation that consists of three primary components, which are used in conjunction with one another to achieve the objectives of our compensation philosophy. The primary components are: base salaries, annual bonuses, and grants of stock options.

        In evaluating our executive officers' performance, we generally follow the process outlined below:

  •
  Prior to the beginning of each fiscal year, we set corporate goals and objectives, which are reviewed with, and ultimately approved by, the full Board of Directors. Shortly after our corporate goals and objectives are approved by our Board, we set goals and objectives for each of our executive officers. These goals and objectives are used at the end of each year to measure executive officer performance.

  •
  At year-end, the Compensation Committee meets with Mr. Bonney. This meeting is a comprehensive review of performance, including performance against corporate goals and objectives set the prior year. Mr. Bonney's salary increase, bonus amount, and stock option grant are set, all commensurate with his performance and Cubist's performance. In addition, the Compensation Committee considers compensation packages of chief executives of similar companies.

  •
  At year-end, Mr. Bonney evaluates the performance of the remainder of Cubist's executive officers, including their performance against their goals and objectives set the prior year. Mr. Bonney recommends to the Compensation Committee a salary increase, bonus amount, and stock option grant, all commensurate with performance and compensation packages of comparable executive officers of similar companies.

Compensation for Fiscal 2003

Report on Chief Executive Officer Compensation

        In February 2003, the Compensation Committee and the Board set Mr. Bonney's annual base salary at $350,000 effective June 10, 2003, the date on which Mr. Bonney was promoted to CEO. This increase represented a $20,000 increase or approximately 6% over his base salary prior to being promoted to CEO and a 16% increase over his 2002 base salary. In December 2003, the Compensation Committee, with the concurrence of the Board, set Mr. Bonney's salary for 2004 at $350,000. The Compensation Committee has performed a comprehensive review of the compensation paid to chief executive officers of other companies and has concluded this salary positions Mr. Bonney fairly within the range of base salaries paid to other chief executive officers of comparable companies.

        In December 2003, the Compensation Committee, with the concurrence of the Board, authorized a bonus for Mr. Bonney in the amount of $136,461. Mr. Bonney's bonus target for 2004 is 50% of his base salary.

        In December 2003, the Compensation Committee, with the concurrence of the Board, authorized a stock option grant for Mr. Bonney in the amount of 60,000 options.

Report On Executive Compensation

        In December 2003, the Compensation Committee authorized, base salary increases for the six executive officers other than Mr. Bonney, ranging from 0 to 10%. The increases were determined after reviewing company, group, and individual performance, including performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

        In December 2003, the Compensation Committee authorized bonuses in the aggregate amount of $461,515 for the six executive officers other than Mr. Bonney. Individual bonuses for these executive officers ranged from $57,750 to $99,750. The bonus target for each of these executive officers in 2004 is 40% of base salary.

        In December 2003, the Compensation Committee authorized stock option grants in the aggregate amount of 60,500 for the six executive officers other than Mr. Bonney. Individual stock option grants for these executive officers ranged from 0 to 18,000 options.

Conclusion

        The Compensation Committee believes that the total 2003-related compensation of the Chief Executive Officer and the other executive officers, as described above, is reflective of the Company's pay-for-performance compensation philosophy and is fair and within the range of compensation for executive officers in similar positions at comparable companies.

March 15, 2004	Compensation Committee David Martin, Chairman Walter Maupay J. Matthew Singleton

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings.

Corporate Governance Committee

        The Board of Directors has a Corporate Governance Committee, which met six times during 2003 fiscal year. The functions of the Corporate Governance Committee are as set forth in the Corporate Governance Committee Charter, which can be viewed on the Company's website at www.cubist.com or in the Company's filings with the Securities and Exchange Commission. The members of the Corporate Governance Committee are all independent, as defined in the National Association of Securities Dealers' listing standards. The members of the Corporate Governance Committee during 2003 were Susan Bayh, Esq., Mr. Walter Maupay, Dr. Barry Bloom (until his resignation from the Board in June 2003), and Dr. John Zabriskie (starting in June 2003 and until his resignation from the Board in November 2003).

        The Corporate Governance Committee requires that directors possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, education and technology, and in areas that are relevant to our activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

        In addition to considering candidates suggested by stockholders, the Corporate Governance Committee considers potential candidates recruited by the Company or recommended by current directors, company officers, employees and others. The Corporate Governance Committee considers all candidates in the same manner regardless of the source of the recommendation.

        Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the annual meeting and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Cubist Pharmaceuticals, Inc., at 65 Hayden Avenue, Lexington, Massachusetts 02421. To be timely, a stockholder's notice shall be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting or such public disclosure was made.

        The stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the books of Cubist, of such stockholder and (ii) the class and number of shares of Cubist that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder shall also comply with all applicable requirements of the Securities Exchange

Act of 1934, as amended, and the rules and regulations thereunder. The nominees for the 2004 Annual Meeting of Stockholders were nominated by the Corporate Governance Committee and recommended by the Board of Directors. Cubist did not receive any stockholder nominations this year.

        Stockholders may send general communications to our Board, including shareholder proposals, or concerns about Cubist's conduct, and our employees may send communications to our Board regarding complaints about the company's accounting, internal accounting controls or auditing matters. These communications may be sent to any director, non-employee director or to member of the Audit Committee, care of: Secretary, Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts, 02421. All communications unless otherwise indicated in such communication, will be reviewed by the Secretary and submitted to the Board or individual directors as appropriate or as directed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our Board of Directors is divided into three classes, with one class of directors elected each year for a three-year term of office at the annual meeting of stockholders. All directors of a class hold their positions until the annual meeting of stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the Class II directors will expire at the annual meeting on June 10, 2004. The Board of Directors has nominated Michael W. Bonney, Susan B. Bayh, and Walter R. Maupay for re-election as Class II directors to hold office until the annual meeting of stockholders to be held in 2007 and until their respective successors have been duly elected and qualified. In the event that either of the nominees shall be unable or unwilling to serve as a director, the Board of Directors shall reserve discretionary authority to vote for a substitute or substitutes. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

        The affirmative vote of a plurality of the shares of common stock present at the annual meeting, in person or by proxy, is required for the election of each of the Class II directors. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the election of the nominees.

Information as to Directors and Nominees for Director

        The names of our directors (including the nominees for reelection as Class II directors at the annual meeting) and certain information regarding each director is listed below.

Name	Age	Position(s) Held	Director Since	Term Expires	Class of Director
Scott M. Rocklage, PhD	49	Chairman	1994	2005	III
Kenneth M. Bate, MBA(1)(3)	53	Director	2003	2006	I
Susan B. Bayh, JD(3)*	44	Director	2000	2004	II
Michael W. Bonney	45	Director	2003	2004	II
John K. Clarke, MBA(1)*	50	Director	1992	2005	III
David W. Martin, Jr., MD(2)*	63	Director	1997	2006	I
Walter R. Maupay, MBA(2)(3)	65	Director	1999	2004	II
J. Matthew Singleton, MBA, CPA(1)(2)	51	Director	2003	2005	III

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Corporate Governance Committee

*
Committee Chairman

        Dr. Rocklage has served as one of our directors since July of 1994 and was elected Chairman of the Board of Directors in March 2000. From July 1994 to June 2003, Dr. Rocklage served as our Chief Executive Officer. He served as our President from July 1994 to March 2001. From 1990 to 1994, Dr. Rocklage served as President and Chief Executive Officer of Nycomed Salutar, Inc., a diagnostic imaging company. From 1992 to 1994, he also served as President and Chief Executive Officer and Chairman of Nycomed Interventional, Inc., a medical device company. From 1986 to 1990, he served in various positions at Nycomed Salutar, Inc. and was responsible for designing and implementing research and development programs that resulted in three drug products in human clinical trials, including the approved drugs Omniscan and Teslascan. Dr. Rocklage currently serves as a director of Symyx Therapeutics, Inc., a drug discovery and development company, Miikana Therapeutics, Inc., a biopharmaceutical company, and is a venture partner at 5AM Ventures, a venture capital fund. He received his B.S. in Chemistry from the University of California, Berkeley and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

        Mr. Bate has served as one of our directors since June 2003. Since July 2003, Mr. Bate has served as Executive Vice President, Head of Commercial Operations and Chief Financial Officer of Millennium Pharmaceuticals Inc. From December 2002 to July 2003, Mr. Bate served as Senior Vice President and Chief Financial Officer of Millennium Pharmaceuticals, Inc. Prior to that, he was a founding partner of JSB Partners, LP, a firm providing banking and advisory services to biopharmaceutical and life sciences companies from July 1999 to December 2002. From 1997 to 1999, Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital, LP, a venture capital company. Mr. Bate served at Biogen, Inc. as Vice President of Sales and Marketing from 1993 to 1996 and as Chief Financial Officer from 1990 to 1993. Mr. Bate received a B.A. in Chemistry from Williams College and an MBA from the Wharton School at the University of Pennsylvania.

        Ms. Bayh has served as one of our directors since June 2000. Since 1994, Ms. Bayh has served as the Commissioner of the International Joint Commission, a bi-national organization between the United States and Canada focusing on environmental issues of the Great Lakes. Ms. Bayh served as an attorney in Eli Lilly's Pharmaceutical Division handling federal regulatory issues for marketing and medical clients from 1989 to 1994. From 1984 to 1989, Ms. Bayh practiced law, focusing on litigation, utility and corporate law, and antitrust at the law firms of Gibson, Dunn & Crutcher LLP and Barnes & Thornburg LLP. She is also a director of Anthem, Inc., (a Blue Cross/Blue Shield company), Dendreon, Inc., a biotechnology company, Curis, Inc., a biotechnology company, Dyax, Inc., a biopharmaceutical company, Emmis Communications, a diversified media company, Golden State Foods, a food distribution company, and E-Bank, an internet banking subsidiary of E-Trade Securities LLC. Ms. Bayh has a B.A. from the University of California at Berkeley and a J.D. from the University of Southern California Law Center.

        Mr. Bonney has served as our President & Chief Executive Officer and as a member of the Board of Directors since June 2003. From January 2002 to June 2003, he served as our President & Chief Operating Officer. From 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. While at Biogen, Mr. Bonney built the commercial infrastructure for the launch of Avonex. Prior to that, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney received a BA in Economics from Bates College.

        Mr. Clarke has served as one of our directors since our incorporation and as Chairman of the Board of Directors from our incorporation to March 2000. From 1992 to 1994, Mr. Clarke served as our acting President and Chief Executive Officer. Since 1982, he has been a general partner of DSV Management in Princeton, New Jersey, the general partner of DSV Partners IV, a venture capital firm. Mr. Clarke is also the Managing General Partner of Cardinal Partners, a venture capital firm. He is a director of Momenta, Inc., a biopharmaceutical company, Visicu, Inc., a healthcare company and Alnylam Pharmaceuticals, Inc., a therapeutics company. Mr. Clarke received his B.A. in Biology and Economics from Harvard College and his MBA from The Wharton School of the University of Pennsylvania.

        Dr. Martin has served as one of our directors since October 1997. Since 2003, he has been Chairman and Chief Executive Officer of GangaGen, Inc., a biotechnology company. From July 1997 until April 2003, Dr. Martin served as President, Chief Executive Officer and founder of Eos Biotechnology, Inc., a biotechnology company. From 1995 to 1996, Dr. Martin was President and Chief Executive Officer of Lynx Therapeutics, Inc., a biotechnology company. During 1994, Dr. Martin served as Senior Vice President of Chiron Corporation, a biopharmaceutical company. From 1991 to 1993, Dr. Martin served as Executive Vice President of DuPont Merck Pharmaceutical Company. From 1983 to 1990, Dr. Martin was Vice President and then Senior Vice President of Research and Development at Genentech, Inc., a biotechnology company. Prior to 1983, Dr. Martin was a Professor of Medicine, Professor of Biochemistry and an Investigator of the Howard Hughes Medical Institute at the University of California San Francisco. Dr. Martin is also a Director of Varian Medical Systems, Inc., a medical equipment and software supplier. Dr. Martin received his M.D. from Duke University.

        Mr. Maupay has served as one of our directors since June 1999. From January 1995 to June 1995, Mr. Maupay served as Group Executive of Calgon Vestal Laboratories, a division of Merck & Co. From 1988 to 1995, Mr. Maupay served as President of Calgon Vestal Laboratories. From 1984 to 1988, Mr. Maupay served as Vice President, Healthcare at Calgon Vestal Laboratories. Mr. Maupay is a director of Life Medical Sciences, Inc., a medical device company, Kensey Nash Corporation, a medical device company, PolyMedica Corporation, a healthcare distribution company, and Triosyn, Inc., an infection control medical device company. Mr. Maupay received his Bachelor of Science in Pharmacy from Temple University and his MBA from Lehigh University.

        Mr. Singleton has served as one of our directors since June 2003. From 2000 to the present, he has served as Chief Financial and Administrative Officer of CitationShares, LLC, a joint venture of Cessna Aircraft Company and TAG Aviation USA, Inc. From 1994 to 1997, Mr. Singleton served as a Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking firm. Previous to that, he served in a variety of roles from 1974 until 1994 at Arthur Andersen & Co., a public accounting firm, ending his tenure there as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice. During 1980 and 1981, he served as a Practice Fellow at the Financial Accounting Standards Board. Mr. Singleton also serves as a director of Salomon Asset Reinvestment Company. He received an AB in Economics from Princeton University and an MBA from New York University. Mr. Singleton is a Certified Public Accountant.

Compensation of Directors

        Mr. Bonney is a director and one of our full-time officers; he receives no additional compensation for serving on the Board of Directors. No other director is an officer. In 2003, we paid each of the non-employee directors (other than Dr. Rocklage, our Chairman, who receives two times the standard non-employee director fees and two times the number of options awarded to other non-employee directors) a fee of $3,000 for each meeting of the Board of Directors that he or she attended in person, $1,000 for each meeting of the Board of Directors that he or she attended by phone, and $1,000 for each committee meeting he or she attended, whether in person or by phone. In addition, committee chairmen received an additional $1,000 for each meeting chaired, and each was reimbursed for expenses in connection with his or attendance at board of committee meetings. In 2004, non-employee directors shall be paid in accordance with the same fee structure that was in place for 2003. The following table sets forth the aggregate fees paid to each of our non-employee directors in 2003:

Name	Position(s) Held	Aggregate Fees in 2003
Scott M. Rocklage, PhD	Chairman	$10,000
Kenneth M. Bate, MBA	Director	$5,000
Susan B. Bayh, JD	Director	$26,000
Barry M. Bloom	Director	$7,000
John K. Clarke, MBA	Director	$28,000
David W. Martin, Jr., MD	Director	$24,000
Walter R. Maupay, MBA	Director	$24,000
J. Matthew Singleton, MBA, CPA	Director	$13,000
John L. Zabriskie	Director	$23,000

        Pursuant to our 2002 Directors' Stock Option Plan, upon first joining the Board of Directors, each director who is not one of our officers or employees automatically is granted a stock option exercisable for 10,000 shares of common stock at fair market value, and each time that he or she is serving as a director on the close of business on the date of an annual meeting of stockholders, such director is automatically granted on such business day a stock option in an amount previously determined by the Board. The current amount set by the Board of Directors for such annual grants is either (a) 10,000 shares of common stock at fair market value if Cubist's common stock underperforms the Nasdaq Pharmaceutical Index for the preceding calendar year or (b) 12,500 shares of common stock at fair market value if Cubist's common stock outperforms the Nasdaq Pharmaceutical Index for the preceding calendar year. None of our directors has a consulting agreement with Cubist.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Introduction

        We are seeking stockholder approval to amend Article IV of our Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and make the necessary corresponding change to increase our authorized capital stock to 105,000,000 shares in light of the already authorized aggregate 5,000,000 shares of preferred stock.

        If the required vote is obtained at the Annual Meeting, we will file an amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, and make the necessary corresponding change to increase the authorized capital stock to 105,000,000 shares.

Background

        Our Board of Directors, subject to stockholder approval, adopted and approved an amendment to Article IV of the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 50,000,000 shares to 100,000,000 shares, and to make the necessary corresponding change to increase our authorized capital stock to 105,000,000 in light of the already authorized aggregate 5,000,000 shares of preferred stock. There is no proposal to increase the number of shares of preferred stock that we are authorized to issue.

        As of March 1, 2004, the number of shares of our common stock issued or reserved for issuance totaled approximately 50,000,000 shares, which is the number of shares of common stock currently authorized. Therefore, in order for us to have a sufficient number of shares available for future issuance, we require approval of this Proposal No. 2.

Reasons for Amendment

        In 1999, we increased the number of shares of common stock authorized for issuance from 30,000,000 to 50,000,000 in expectation of additional capital needs and an increased employee base. We have not increased this amount nor have we proposed to increase this amount until this Annual Meeting. Since 1999, Cubist has transformed itself from a research and development organization into a commercial biopharmaceutical company. During such time, we have funded our operations through various equity and debt financings and we have rewarded our employees, in part, with stock options. Since 1999, we have increased our number of employees and completed multiple private and public financings, including a secondary public offering and a convertible debt financing. In 2003, we received regulatory approval for and commercially launched Cubicin™. As a result, we issued stock to Eli Lilly & Company, or Eli Lilly, for the payment of milestones under our license agreement with Eli Lilly relating to Cubicin™. In 2003, we also bought down our future royalty obligations to Eli Lilly on sales of Cubicin™ by issuing approximately 723,619 shares of common stock to Eli Lilly. In October of 2003, we issued 529,942 shares of our common stock to Chiron Corporation in connection with entering into a marketing agreement to commercialize Cubicin™ in Europe and other parts of the world. Finally, in 2003 we took advantage of the increasingly favorable market conditions and completed a public equity financing to fund our continued operations, resulting in an issuance of 8,571,410 shares of our common stock.

        We expect to continue to enter into strategic partnerships and collaborations for any or all of our drug products and drug candidates. We may need additional capital to fund the research, development and commercialization of such drug products and drug candidates and therefore we may need to issue additional shares of common stock. In addition, we expect to continue to provide incentives for our strong employee base, our management and our Board of Directors through the issuance of stock options, consistent with our past practices. Our Board of Directors believes that the availability of additional shares of common stock will provide us with the flexibility to issue shares for a variety of additional purposes that our board may deem advisable without further action by our stockholders, unless required by law, regulation or stock market rules. These purposes could include, among other things, the use of additional shares for various in-licensing or other business development transactions, public or private financings, acquisitions, our director option plan, various equity compensation and other employee benefit plans for our employees, and other bona fide corporate purposes. Also, the additional authorized shares would be available for issuance in connection with our rights plan, also referred to as our "poision pill," which, under certain circumstances, could have the effect of deterring a hostile takeover of the company. Approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, will give us greater flexibility in pursuing these opportunities and will facilitate the attraction and retention of personnel. We expect that the proposed increase in our authorized capital will meet our needs for the next several years as we continue to grow and expand our opportunities with respect to our drug product and all of our drug candidates.

        If the amendment is approved, as soon as practicable after the Annual Meeting, we will file an amendment to the Restated Certificate of Incorporation, as amended, with the office of the Delaware Secretary of State to reflect the increase in the authorized number of shares of our common stock. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement and is incorporated herein by reference. You are encouraged to read the Certificate of Amendment carefully.

Vote Required

        Approval of this proposal requires the affirmative vote of the holders of a majority of outstanding shares of Cubist common stock. Abstentions and broker "non-votes" have the effect of votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL TWO

PROPOSAL NO. 3

RATIFICATION, ADOPTION AND APPROVAL OF
THE AMENDED AND RESTATED 2002 DIRECTORS' STOCK OPTION PLAN

        In March 2002, our Board of Directors approved the adoption of the Directors' Stock Option Plan, referred to herein as the Original Directors' Option Plan, subject to stockholder approval, and in June 2002, the Original Directors' Option Plan was ratified and approved by the stockholders. The Original Directors' Option Plan authorized the issuance up to 175,000 shares of common stock.

        In December 2002, our Board of Directors approved a change in its compensation structure. The change was designed to attract and retain qualified directors, align directors' interests more closely with those of stockholders, reflect a pay-for-performance philosophy, and facilitate increased activity on the part of the committees of the Board. At our 2003 Annual Meeting of Stockholders, the Original Director's Option Plan was amended and restated (referred to herein as the Amended and Restated Director's Option Plan) to reflect the changes to the compensation structure that were approved by our Board of Directors in March 2002. To enable the Board to continue to attract and retain highly qualified directors and to continue to compensate our directors under our pay-for-performance philosophy, Cubist now seeks approval from its stockholders to increase the authorized shares under the Amended and Restated Directors' Option Plan from 175,000 to 525,000. If this Proposal #3 is adopted, the Amended and Restated Directors' Option Plan will be further amended and restated to reflect the changes referenced above. A copy of the proposed Amended and Restated 2002 Directors' Stock Option Plan, referred to herein as the Directors' Option Plan, is attached as Appendix B to this Proxy Statement. If this Proposal #3 is not adopted, the current Amended and Restated Directors' Option Plan will remain in full force and effect as is and without modification.

        Each non-employee director who is elected to the Board of Directors for the first time is automatically granted an option to purchase 10,000 shares of common stock. Each non-employee director who continues to serve as a director at the close of business on the date of the annual meeting of stockholders, is automatically granted an option to purchase a number of shares described below under "Summary of the Directors' Option Plan—Grant and Exercise of Options; Exercise Price." Consequently, the maximum number of shares common stock that may be received by each non-employee director under the Director's Option Plan is indeterminable and is dependent on the number of years such director serves on the Board. No employee of Cubist, including the Chief Executive Officer, will receive any shares of common stock under the Director's Option Plan.

        The determination of the price, expiration, and vesting of each option, and the consideration to be received by Cubist upon exercise of each option, is described below. As of March 1, the fair market value of Cubist common stock underlying an option that is granted on such date is $10.40. Unless a non-employee director is elected for the first time during any given year, in which case such director will receive an option to purchase 10,000 shares of common stock, all non-employee directors will receive the same number of options each year to purchase shares of common stock under the Director's Option Plan, and in any event, if this Proposal #3 is adopted, Cubist will not grant options to purchase more than 525,000 shares of common stock to non-employee directors, in the aggregate, during the term of the Director's Option Plan.

Summary of the Directors' Option Plan

        The following description of certain provisions of the Directors' Option Plan, is intended as a summary of such provisions and does not purport to be a complete statement of such provisions or of the Directors' Option Plan or its operation; and such description is qualified in its entirety by reference to the provisions of the Directors' Option Plan and to the forms of stock option agreements evidencing options granted under the Directors' Option Plan.

        Proceeds received by Cubist from the exercise of options under the Directors' Option Plan have been and are to be used for general corporate purposes. The Directors' Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Purpose.    The purpose of the Directors' Option Plan is to promote the recruiting and retention of highly qualified directors, to strengthen commonality of interest between directors and stockholders by encouraging stock ownership by outside directors of Cubist and to provide additional incentive for them to promote the success of Cubist's business. Options granted under the Directors' Option Plan are not incentive stock options.

        Administration.    The Directors' Option Plan will be administered by the Compensation Committee. Subject to the provisions of the Directors' Option Plan, the Compensation Committee has complete authority to interpret the Directors' Option Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations deemed necessary or advisable by it for the administration of the Directors' Option Plan).

        Eligibility.    Only members of Cubist's Board of Directors may be granted options under the Directors' Option Plan.

        Shares Subject to the Directors' Option Plan and to Outstanding Options.    A total of 525,000 shares of common stock are reserved for issuance under the Directors' Option Plan.

        The number of shares of common stock covered by each outstanding option under the Directors' Option Plan and the option exercise price of each such option, as well as the number of shares that may be optioned under the Directors' Option Plan, will be proportionately adjusted for any increase or decrease in the number of outstanding shares of common stock by reason of (i) the subdivision (e.g., split-up) or combination of such shares, (ii) any stock dividend payable in shares of common stock, or (iii) any reclassification of outstanding shares of common stock.

        In the event that we are acquired, the Board of Directors shall have the authority to terminate all stock options granted pursuant to the Directors' Option Plan that remain unexercised at the closing of that transaction. In the event of a reclassification or change of the outstanding shares of common stock or in the event of any consolidation or merger of Cubist with or into another company or in the event of any sale or conveyance to another company or entity of the property of Cubist as a whole or substantially as a whole, then each option outstanding immediately prior to such reclassification, change, consolidation, merger, sale or conveyance shall become exercisable for shares of stock or other securities equivalent in kind and value to those shares of stock or other securities that the holder of such option would have received if he or she had exercised such option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares of stock or other securities (together with all other shares, stock and securities that thereafter would have been issued in respect thereof) to the time of the exercise of such option.

        Grant and Exercise of Options; Exercise Price.    Each non-employee director who is elected to the Board of Directors for the first time during the term of the Directors' Option Plan is automatically granted, pursuant to the terms of the Directors' Option Plan itself, and without any action required by such non-employee director, the Compensation Committee or the Board of Directors, on such director's first election date, an option to purchase 10,000 shares of common stock. In addition, each non-employee director that continues to serve as a director at the close of business on the date of the annual meeting of stockholders, is automatically granted pursuant to the terms of the Directors' Option Plan itself (and without any action required by such non-employee director, the Compensation Committee or the Board of Directors), on such business day, a stock option in an amount previously determined by the Board. The current amount set by the Board of Directors for such annual grants is either (a) 10,000 shares of common stock if Cubist's common stock underperforms the Nasdaq Pharmaceutical Index for the preceding calendar year or (b) 12,500 shares of common stock if Cubist's common stock outperforms the Nasdaq Pharmaceutical Index for the preceding calendar year.

        The exercise price of each formula option is equal to the fair market value of the common stock on the applicable grant date, which is deemed to be equal to the closing price of a share of common stock on such date, as reported on the Nasdaq National Market, or if no trades were reported on such date, the closing price of a share of common stock on the most recent trading day preceding such date on which a trade occurred. The term of each formula option is ten years from the applicable grant date. Initial grants are exercisable in three equal installments, with the first installment occurring on the first anniversary of the grant date and the second and third installments occurring on the second and third anniversary of the grant date, respectively. Annual grants to directors shall be immediately exercisable unless otherwise determined by the Compensation Committee.

        Method of Exercise.    An optionee exercises an option under the Directors' Option Plan by giving written notice of exercise to us, accompanied by (i) a check or bank draft payable to the order of Cubist in an amount equal to the aggregate exercise price for the shares of common stock being purchased by the optionee, (ii) shares of common stock having a fair market value equal to the aggregate exercise price for the shares of common stock being purchased by the optionee, or (iii) if authorized by the Board of Directors, a promissory note payable to us in an amount equal to the aggregate exercise price for the shares of common stock being purchased by the optionee. We will deliver or cause to be delivered to the optionee a certificate for the number of shares then being purchased by such optionee.

        Upon exercise of any option by an optionee, we have the right to require such optionee to remit to us an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if and to the extent required by law (whether so required to secure for Cubist an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates representing any shares of common stock purchased by such optionee pursuant to such exercise. The Compensation Committee may permit such optionee to satisfy such tax withholding requirements by delivering to us shares of common stock having a fair market value equal to the amount to be withheld.

        In lieu of delivering a check, bank draft or other shares of common stock in connection with any exercise of any option, an optionee may, unless prohibited by applicable law, elect to effect payment in connection with such exercise by means of a "cashless" exercise. To effect a cashless exercise, an optionee must include with the written notice of exercise (i) irrevocable instructions to deliver for sale to a registered securities broker acceptable to us a number of shares of common stock subject to the option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price payable with respect to such shares and, if the optionee further elects, the optionee's withholding obligations, if any, with respect to such exercise, together with (ii) irrevocable instructions to such broker to sell such shares and to remit directly to us such aggregate exercise price and, if the optionee has so elected, the amount of such withholding obligations. We will not be required to deliver to such securities broker any stock certificate for such shares until we have received from the broker such aggregate exercise price and, if the optionee has so elected, the amount of such withholding obligations.

        The right of any optionee to exercise an option and the obligation of Cubist to issue shares of common stock upon exercise of such option are subject to compliance with all of the terms of the Directors' Option Plan and the applicable stock option agreement evidencing such option. If any law or applicable regulation of the SEC or other body having jurisdiction shall require us or the optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares will be postponed until completion of the necessary action, which shall be taken at our expense.

        Acceleration of Exercisability.    The Compensation Committee may accelerate the exercisability of any option in whole or in part at any time. Moreover, the Directors' Option Plan provides that each outstanding option will immediately become fully exercisable upon a "Change in Corporate Control" of Cubist, as more fully defined in the Directors' Option Plan. A "Change in Corporate Control" includes, among other things, the acquisition by any third party (as hereinafter defined), directly or indirectly, of more than 25% of the common stock outstanding at the time, without the prior approval of our Board of Directors. A "third party" for purposes of the foregoing means any person other than Cubist or a subsidiary or employee benefit plan or trust maintained by Cubist or any of its subsidiaries together with any of such person's "affiliates" and "associates" as defined in Rule 12b-2 under the Exchange Act. The Compensation Committee, however, has the discretion to exclude any event from being deemed a "Change in Corporate Control." If the Compensation Committee exercises such discretion, outstanding options shall not accelerate.

        Transferability of Options.    Options under the Directors' Option Plan are not transferable, except by will or the laws of descent and distribution or except to the extent authorized and permitted by the Compensation Committee. In granting its authorization and permission to any proposed transfer of an option to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer.

        Termination of Association with Cubist.    If an optionee under the Directors' Option Plan ceases to be a director of Cubist or its subsidiaries for any reason other than death, any option held by such optionee or a permitted transferee of such optionee may only be exercised, if at all, by such optionee or such permitted transferee, as the case may be, at any time within 90 days after such cessation, but only to the extent exercisable at the time of such cessation and in no event after the expiration of the term of such option. If an optionee dies, any option held by such optionee or a permitted transferee of such optionee may be exercised by such optionee, such optionee's executor or administrator or such permitted transferee, as the case may be, at any time within the shorter of the term of such option or 12 months after the date of retirement or death, but only to the extent exercisable at death. Options that are not exercisable at the time of such cessation, or which are so exercisable but are not exercised within the time periods described above, terminate.

        In the event that the applicable stock option agreement with respect to any option contains specific provisions governing the effect that any such cessation will have on the exercisability of such option or in the event that the Board of Directors, the Compensation Committee or any other committee of the Board of Directors composed of outside directors that are disinterested on the matter at any time adopt specific provisions governing the effect that any such cessation will have on the exercisability of such option, then such provisions will, to the extent they are inconsistent with the Directors' Option Plan, control and be deemed to supersede any conflicting provisions of the Directors' Option Plan.

        Limitation of Rights in Option Stock.    An optionee has no rights as a stockholder merely by holding options which have not been exercised for shares of common stock.

        Term and Termination of the Directors' Option Plan; Amendment.    Options under the Directors' Option Plan may not be granted later than June 30, 2012. The Board of Directors may, at any earlier time, terminate the Directors' Option Plan or make such modifications of the Directors' Option Plan as it shall deem advisable. No termination or amendment of the Directors' Option Plan which (a) reduces the number of shares of stock subject to awards, (b) increases the option price, or (c) changes the vesting schedule, may, without the consent of any recipient of an award under the Directors' Option Plan shall theretofore have been granted, adversely affect the rights of the recipient under such award.

Federal Tax Consequences to Cubist and to the Option Recipient

        The following summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, administrative rulings and judicial decisions construing the provisions of the Code. The Internal Revenue Code is subject to amendment, and to differing administrative or judicial interpretation. This summary describes only the principal tax consequences in the circumstances described and does not take into account special rules that might apply in limited cases (including, without limitation, an optionee that holds shares other than as a capital asset). Optionees should therefore consult their own tax advisors as to the specific consequences under federal tax law in their particular circumstances, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

        Shares acquired upon exercise of an option may be considered subject to a "substantial risk of forfeiture" for tax purposes for any period during which the sale of such shares at a profit could subject the seller to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. The existence of a substantial risk of forfeiture will affect the tax consequences of the exercise of an option and the subsequent holding of shares, as described below. Holders that may be subject to restrictions under Section 16(b) with respect to their shares should consult with their own securities and tax advisors regarding the existence of a substantial risk of forfeiture, the time at which such risk may be deemed to lapse, and the associated tax consequences.

        Grant.    Optionees will not have to report any taxable income when they receive an option under the Directors' Option Plan.

        Exercise of Options.    Optionees will have to report taxable income upon the exercise of an option or, to the extent that the shares received are subject to a substantial risk of forfeiture, at the time that the shares become transferable or are no longer subject to a substantial risk of forfeiture (the "Lapse Date"). If the exercise price is paid in cash, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares on the date of exercise of the option—or, in the case of shares subject to a substantial risk of forfeiture, on the Lapse Date—over the exercise price. The basis in the shares for purposes of determining taxable gain or loss on any later sale will then be equal to the exercise price plus the compensation income that was recognized. The optionee's holding period for the shares will begin on the date of exercise or, if applicable, the Lapse Date.

        If the exercise price is paid using a promissory note, the tax consequences will generally be the same as those described in the preceding paragraph. Under certain circumstances, however, the terms of a promissory note could cause the optionee to be treated as continuing to hold an unexercised option, until such time as some or all of the balance of the note is paid. Optionees considering an exercise using a promissory note should accordingly consult their own tax advisors regarding the treatment of such an exercise.

        If the exercise price is paid by delivering shares that are already owned by the optionee, the exercise will be treated, in part, as a nontaxable exchange of shares. As in the case of a cash exercise, the optionee will be treated as receiving compensation income equal to the excess of the value of the shares received, as of the date of exercise of the option, over the exercise price. For the purpose of determining the basis and holding period of the shares received, however, those shares will be divided into two portions. A portion equal in value to the shares exchanged will have a basis equal to the basis of the shares delivered in satisfaction of the exercise price, and will have a holding period that includes the period for which the exchanged shares were held. The remaining shares will have a basis equal to the compensation income that was recognized, and a holding period as described above.

        In the case of a cashless exercise, the optionee will be treated as if he or she had paid the exercise price (and, if applicable, any amount of withholdings due with respect to the exercise) in cash, and had sold a portion of the shares received sufficient, after brokerage commissions, to fund the payment of the exercise price (and, if applicable, any withholdings). As in the case of a cash exercise, the optionee will be treated as receiving compensation income in an amount equal to the excess of the value of the shares received, as of the date of exercise of the option (or, if applicable, the Lapse Date), over the exercise price, and the shares received will have an aggregate basis equal to the sum of the exercise price and the amount of such compensation income. The sale of the shares will generate a short-term capital gain or loss equal to the difference between the amount of cash raised in the sale and the adjusted basis of the shares sold (which will generally be equal to the fair market value of the shares on the exercise date).

        Sale of Shares.    The optionee also generally will have to report taxable gain or loss upon the sale or other disposition of shares received on exercising an option. The amount of gain or loss realized will be measured by the difference between the amount received on the sale or other disposition and the optionee's basis in the shares. Any such gain or loss will be a long-term capital gain or loss if the optionee has a holding period for the shares greater than twelve months, and otherwise will be a short-term capital gain or loss.

        Company Deductions; Tax Withholding.    We will generally be entitled to deduct a compensation expense equal to the amount of compensation income recognized by an optionee. We will also be required to report the amount of such compensation to the Internal Revenue Service and, in the case of options exercised by an employee, to withhold income and employment taxes based on such compensation. The optionee is responsible for ensuring that adequate funds are available to us for such withholding.

Vote Required

        Approval of this proposal requires a majority of the votes cast at the meeting. Abstentions have the effect of votes against this proposal. Broker "non-votes" will not be counted in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
PROPOSAL NO. 3

CORPORATE PERFORMANCE GRAPH

        The following graph compares the performance of our common stock to the Nasdaq Stock Market (U.S.) and to the Nasdaq Pharmaceutical Index since December 31, 1998. The comparison assumes $100 was invested on December 31, 1998 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have provided retention letters to certain of our executive officers. Under the terms of these retention letters, each of Mr. Bonney, Dr. Eisenstein, Dr. Fetzer, Mr. Guiffre, Mr. McGirr, and Dr. Tally is entitled to severance pay in an amount equal to twelve months of his then-current annual base salary if his employment is terminated by us without cause (as defined in the retention letter) or terminated by the executive officer for good reason (as defined in the retention letter). If such termination occurs within twenty-four months after a change-in-control, then the executive officer's unvested options granted prior to the change-in-control, if any, will become vested.

        We have adopted a policy that all significant transactions between Cubist and its officers, directors and affiliates must (i) be approved by a majority of those members of our Board of Directors that are not parties, directly or indirectly through affiliates, to such transactions and (ii) be on terms no less favorable to Cubist than could be obtained from unrelated third parties.

        For a description of certain transactions and certain employment and other arrangements between Cubist and certain of its directors and executive officers, see "Compensation of Directors" and "Executive Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Cubist's directors, its executive officers, and persons holding more than 10% percent of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Such directors, officers, and 10% holders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2003. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% holders except with respect to one transaction for Frank Tally, which was not reported in time on a Form 4 but was instead reported on a Form 5.

        In making these statements, Cubist has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed PricewaterhouseCoopers LLP to examine the financial statements of Cubist for the fiscal year 2004. In 2003, in addition to audit services, PricewaterhouseCoopers LLP provided tax compliance and tax preparation services to Cubist. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. We understand the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of PricewaterhouseCoopers LLP, our audit committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence and audit services. In addition, we will obtain these non-audit services from

PricewaterhouseCoopers LLP only when the services offered by PricewaterhouseCoopers LLP are more economical and efficient than services available from other service providers.

        The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2003 and 2002 for these various services were:

Types of Fees	2002	2003
Audit Fees	$255,600	$275,875
Audit-Related Fees	0	$30,500
Tax Fees	$4,300	$24,430
All Other Fees	0	0

Total	$259,900	$330,805

        In the above table, "audit fees" are fees Cubist paid PricewaterhouseCoopers LLP for professional services for the audit of Cubist's consolidated financial statements included in its Annual Report on Form 10-K and its review of financial statements in Quarterly Reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performace of the audit review of Cubist's financial statements; "tax fees" are fees for tax compliance, tax advice, and tax payment planning; and "all other fees" are fees billed by PricewaterhouseCoopers LLP to Cubist Pharmaceuticals, Inc. for any services not included in the first three categories.

STOCKHOLDER PROPOSALS

        All stockholder proposals that are intended to be presented at the 2005 Annual Meeting of Stockholders of Cubist must be received by Cubist not less than ninety days nor more than one hundred and twenty days prior to the Annual Meeting in order that they be considered for inclusion in the Board of Directors' proxy statement and form of proxy relating to that annual meeting.

OTHER BUSINESS

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope, or vote by telephone or on the Internet by following the instructions on the enclosed proxy card.

Appendix A

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
CUBIST PHARMACEUTICALS, INC.,
a Delaware Corporation

Pursuant to § 242 of the General Corporation Law
of the State of Delaware

        Cubist Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        A.    The name of the Corporation is Cubist Pharmaceuticals, Inc. and (i) the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 1, 1992, (ii) the Restated Certificate of Incorporation of the Corporation was filed on October 30, 1996, and (iii) a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 21, 1999 (the Restated Certificate of Incorporation, as amended, referred to herein as the "Restated Certificate").

        B.    The following amendment to the Restated Certificate has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

            1.     That Article FOURTH of the Restated Certificate be and hereby is amended to increase the total number of shares of Common Stock that the Corporation shall have authority to issue from 50,000,000 shares to 100,000,000 shares. Therefore, the total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 105,000,000, consisting solely of:

100,000,000	shares of common stock, $.001 par value per share ("Common Stock"); and
5,000,000	shares of preferred stock, $.001 par value per share ("Preferred Stock").

        In Witness Whereof, the Corporation has caused this Certificate of Amendment to be duly executed by its duly authorized officer this     day of                        , 2004.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Name: Michael W. Bonney Title: President and Chief Executive Officer

A-1

Appendix B

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED
2002 DIRECTORS' STOCK OPTION PLAN

        The options granted under this Amended and Restated 2002 Directors' Stock Option Plan are not intended to be treated as "incentive stock options" within the meaning of Section 422 of the Code.

          1.    Definitions.    As used in this Amended and Restated 2002 Directors' Stock Option Plan of Cubist Pharmaceuticals, Inc., the following terms shall have the following meanings:

          1.1.  Accelerate, Accelerated, and Acceleration, means that as of the relevant time of reference such Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms.

          1.2.  Board means the Company's Board of Directors.

          1.3.  Change in Corporate Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger or consolidation which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange, or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 1sec2-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change in Corporate Control.

          1.4.  Code means the United States Internal Revenue Code of 1986, as amended.

          1.5.  Company means Cubist Pharmaceuticals, Inc., a Delaware corporation.

          1.6.  Compensation Committee means a committee comprised of two or more Outside Directors, appointed by the Board, and vested by the Board with the power and authority to administer the Plan in accordance with the provisions of Section 5.

          1.7.  Exchange Act means the Securities Exchange Act of 1934, as amended.

          1.8.  Eligible Director means a director of one or more of the Company and its Subsidiaries who is not also an employee or officer of one or more of the Company and its Subsidiaries.

          1.9.  Fair Market Value means on any date (i) if the Stock is traded on a stock exchange or on the Nasdaq National Market, the closing price on the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on a stock exchange or on the Nasdaq National Market, the value of a Share on such date as determined by the Board or the Compensation Committee.

          1.10. Grant Date means the date as of which an Option is granted.

          1.11. Holder means, with respect to any Option, (i) the Optionee to whom such Option shall have been granted under the Plan, or (ii) any transferee of such Option to whom such Option shall have been transferred in accordance with the provisions of Section 13.

          1.12. Hostile Change in Corporate Control means the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 1sec2-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

          1.13. Incentive Option means an "incentive stock option" within the meaning of Section 422 of the Code.

          1.14. Incumbent Directors means, in the case of a Hostile Change in Corporate Control, those individuals who were members of the Company's Board of Directors immediately prior to such Hostile Change in Corporate Control.

          1.15. Option means an option granted under the Plan to purchase Shares.

          1.16. Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          1.17. Option Price means the price paid by an Optionee for a Share upon exercise of an Option.

          1.18. Optionee means a person eligible to receive an Option, to whom an Option shall have been granted under the Plan.

          1.19. Outside Director shall mean a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary.

          1.20. Plan means this Amended and Restated 2002 Directors' Stock Option Plan of the Company, as amended from time to time.

          1.21. Securities Act means the United States Securities Act of 1933, as amended.

          1.22. Shares means shares of Stock.

          1.23. Stock means common stock, $.001 par value per share, of the Company.

          1.24. Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

          2.    Purpose.    This Plan is intended to promote the recruiting and retention of highly qualified Eligible Directors, to strengthen commonality of interest between directors and stockholders by encouraging ownership of Stock by Eligible Directors, and to provide additional incentives for

  Eligible Directors to promote the success of the Company's business. The Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Code. None of the Options granted hereunder will be Incentive Options.

          3.    Term of the Plan.    Options may be granted hereunder at any time in the period commencing upon the effectiveness of the Plan pursuant to Section 19 and ending on June 30, 2012.

          4.    Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, at no time shall the number of Shares then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of Shares then issuable upon exercise of outstanding Options granted under the Plan exceed 525,000 Shares. The shares of Stock to be issued under the Plan, will be made available, at the discretion of the Compensation Committee, from authorized but unissued Shares or Shares held by the Company in its treasury. If any Option expires, terminates or is cancelled for any reason without having been exercised in full, the Shares not purchased by the Optionee shall again be available for Options to be granted under the Plan.

          5.    Administration.    The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee's determinations on the matters referred to in this Section 5 shall be final, binding and conclusive on all persons having or claiming an interest under the Plan or an Option made pursuant hereto. Notwithstanding anything expressed or implied in the Plan to the contrary, at any time and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned the Compensation Committee under the Plan and when so acting shall have the benefit of all of the provisions of this Plan pertaining to the Compensation Committee's exercise of its authorities hereunder.

          6.    Eligibility.    Only Eligible Directors shall be granted Options under the Plan.

          7.    Options.

          7.1.    Directors Elected For First Time.    Subject to the Plan's effectiveness as set forth in Section 19, each Eligible Director who is elected to the Board during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board or written consent of stockholders without a meeting), and who prior to such election was never previously a member of the Board, shall be granted, on the date of such meeting or other appointment, an Option to purchase 10,000 Shares. Subject to Sections 9, 10 and 11, grants of Options under this Section 7.1 occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

          7.2.    Annual Grants.    Subject to the Plan's effectiveness as set forth in Section 19, on the date of each annual meeting of stockholders of the Company commencing with the 2003 Annual Meeting of Stockholders of the Company, each Eligible Director who continues to be a director of the Company as of the close of business on the date of such annual meeting of stockholders shall be granted an Option on such business day, to purchase Shares in an amount set by resolution of the Board prior to such business day. Subject to Sections 9, 10 and 11, grants of Options under this Section 7.2 occur automatically without any action being required of the Optionee, the Compensation Committee, the Board, the Company or any other person, entity or body.

          7.3.    Certain Terms of Options.    Each Option granted to an Optionee under this Section 7 shall have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Grant Date. No Option granted pursuant to this Section 7 is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The grants shall be evidenced by Option Agreements containing provisions that are in all respects consistent with this Section 7. All of such Option Agreements shall contain identical terms and conditions, except as otherwise required or permitted by this Section 7.

          7.4.    Option Period.    The option period for any Option granted pursuant to this Section 7 shall be ten years from the date of grant.

          7.5.    Exercisability.    Each Option granted to an Eligible Director pursuant to Section 7.1 hereof (a "Section 7.1 Option") shall become exercisable in twelve (12) equal quarterly installments, with the first installment becoming exercisable on the last day of the first full fiscal quarter following the Grant Date applicable to such Section 7.1 Option and an additional installment becoming exercisable on the last day of each of the eleven successive fiscal quarters following such first fiscal quarter; provided, however, that if the Optionee with respect to such Section 7.1 Option shall cease to be a director of the Company, then, notwithstanding anything in this Section 7.5 to the contrary and subject to Sections 7.6 and 12 hereof, such Section 7.1 Option shall thereafter be exercisable only with respect to those of such installments for which such Section 7.1 Option is exercisable, pursuant to this Section 7.5, at the time of such cessation. Each Option granted to an Eligible Director pursuant to Section 7.2 hereof (a "Section 7.2 Option") shall be exercisable according to a schedule determined by the Board in its sole discretion (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5), provided, however, that if the Optionee with respect to such Section 7.2 Option shall cease to be a director of the Company, then, subject to Sections 7.6 and 12 hereof, such Section 7.2 Option shall thereafter be exercisable only with respect to those of such installments for which such Section 7.2 Option is exercisable, pursuant to this Section 7.5, at the time of such cessation.

          7.6.    Certain Modifications of Options.    Notwithstanding anything in this Section 7 or any applicable Option Agreement to the contrary, in the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time. In the event that the Committee accelerates the exercisability of any Option in whole or in part at any time, the Compensation Committee may require as a condition precedent to the effectiveness of any such acceleration that the holder of such Option shall enter into a written agreement with the Company providing, among other things, that the Shares subject to such Option shall, following their issuance upon exercise of such Option, be subject to a repurchase option in favor of the Company upon such terms as the Compensation Committee shall determine in its sole and absolute discretion.

          8.    Exercise of Option.

            (a)   An Option may be exercised only by giving written notice, in the manner provided in Section 18 hereof, specifying the number of Shares as to which the Option is being exercised, accompanied (except as otherwise provided in paragraphs (b) and (c) of this Section 8) by full payment for such Shares in the form of a check or bank draft payable to the order of the Company or other Shares with a current Fair Market Value equal to the Option Price of the Shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Subject to the provisions of the Plan (including, without limitation, Sections 9, 10 and 11) or any applicable Option Agreement, within 30 days after receipt of such notice and payment, the Company shall deliver or cause to be delivered to the Holder a certificate or certificates for the number of Shares then being purchased by the Holder. Such Shares shall be fully paid and nonassessable.

            (b)   In lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in paragraph (a) of this Section 8, a Holder may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in paragraph (a) of this Section 8 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company that number of Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Holder further elects, the withholding obligations of the Optionee and/or such Holder pursuant to Section 11 with respect to such exercise, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Company such aggregate exercise price and, if the Holder has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to such securities broker any stock certificate for such Shares until it has received from the broker such exercise price and, if the Holder has so elected, the amount of such withholding obligation.

            (c)   The Compensation Committee shall have complete authority, in its discretion, to permit the Holder, in lieu of payment by check, bank draft or other Shares accompanying the written notice of exercise as described in paragraph (a) of this Section 8, to effect payment by executing and delivering to the Company a promissory note in the aggregate principal amount of the Option Price of the Shares to be purchased. The promissory note shall be upon the terms and conditions (including, without limitation, collateral security) acceptable to the Compensation Committee.

            (d)   The right of the Holder to exercise an Option pursuant to any provision of this Section 8, and the obligation of the Company to issue Shares upon any exercise of an Option pursuant to this Section 8, is subject to compliance with all of the other provisions of the Plan (including, without limitation, Sections 9, 10 and 11) or any applicable Option Agreement.

          9.    Restrictions on Issue of Shares.

            (a)   Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of Shares covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such Shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

            (1)   the Shares with respect to which such Option has been exercised are at the time of the issue of such Shares effectively registered under the Securities Act; or

            (2)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel or a no-action letter, each in form and substance reasonably satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

        The Company shall make all reasonable efforts to bring about the occurrence of said events.

            (b)   If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares with respect to which an Option shall have been granted, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Holder, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

            (c)   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          10.    Purchase for Investment.

            (a)   Without limiting the generality of Section 9 hereof, if the Shares to be issued upon exercise of an Option granted under the Plan have not been effectively registered under the Securities Act, the Company shall be under no obligation to issue any Shares covered by any Option unless the person who exercises such Option, in whole or in part, shall have made such written representations and covenants to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of ensuring that the issuance of such Shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to written representations that the Optionee is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

            (b)   Each Share to be issued pursuant to Options granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 10 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Shares of Stock.

          11.    Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

            (a)   Whenever Shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee and/or any subsequent Holder to remit to the Company an amount sufficient to satisfy federal, state, local, employment or other tax withholding requirements if, when and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such Shares. The obligations of the Company under the Plan shall be conditional on such payment and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

            (b)   The Compensation Committee may, at or after grant, permit an Optionee and/or subsequent Holder to satisfy any tax withholding requirements pertaining to the exercise of an Option by delivery to the Company of Shares (including, without limitation, Shares retained from the Option exercise that is creating the tax obligation) having a value equal to the amount to be withheld. The value of Shares to be so delivered shall be based on the Compensation Committee's determination of the Fair Market Value of a Share on the date the amount of tax to be withheld is to be determined.

          12.    Termination of Association with the Company.    If an Optionee ceases to be a director of the Company, and if applicable, its Subsidiaries, for any reason other than death of such Optionee, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee and/or such subsequent Holder at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the applicable option period. If an Optionee dies, any Option held by such Optionee and/or any subsequent Holder may be exercised by such Optionee, such subsequent Holder and/or the executor or administrator of such Optionee or such subsequent Holder at any time within the shorter of the applicable option period or 12 months after the date of the Optionee's death, but only to the extent exercisable at the time of such Optionee's death. Options which are not exercisable at the time of termination between the Company and the Optionee or which are so exercisable but are not exercised within the time periods described above shall terminate. Notwithstanding the foregoing, in the event that (i) the applicable Option Agreement with respect to an Option shall contain specific provisions governing the effect that any such termination shall have on the exercisability of such Option, or (ii) the Board, shall at any time adopt specific provisions governing the effect that any such termination shall have on the exercisability of such Option, then such provisions shall, to the extent that they are inconsistent with the provisions of this Section 12, control and be deemed to supersede the provisions of this Section 12.

          13.    Transferability of Options.    Options shall not be transferable; provided, however, that Options shall be transferable by will or the laws of descent and distribution; and provided, further, that Options may be transferred to a third party if and to the extent authorized and permitted by the Compensation Committee at the time of grant of such Options or at any time thereafter. In granting its authorization and permission to any proposed transfer of an Option to a third party, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer, including, without limitation, any conditions or requirements that may be necessary or desirable, in the sole and absolute discretion of the Compensation Committee, to ensure that such proposed transfer complies with applicable securities laws or to prevent the Company, such transferor or such third party transferee from violating or otherwise not be in compliance with applicable securities laws as a result of such transfer. The Compensation Committee may at any time and from time to time delegate to one or more officers of the Company the authority to permit transfers of Options to third parties pursuant to this Section 13, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Compensation Committee at any time and from time to time. The restrictions on transferability set forth in this Section 13 shall in no way preclude any Holder from effecting "cashless" exercises of an Option pursuant to, and in accordance with, Section 8(b) hereof.

          14.    Adjustment Provisions.

          14.1    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 5, 2002. If subsequent to such date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities or property (including cash), or if subsequent to such date additional shares or new or different shares or other securities or property (including cash) are distributed with respect to or in exchange for shares of Common Stock or other securities upon the merger, consolidation, sale of all or substantially all the property or assets of the Company, sale of all of the outstanding Common Stock of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to shares of Common Stock, or other securities, (each of the foregoing events an "Adjustment Event") an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares or other securities subject to the provisions of Section 4, (ii) the numbers and kinds of shares or other securities or property (including cash) subject to the then outstanding Options, and (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable). Without limiting the generality of the foregoing provisions of this Section 14.1, upon the occurrence of an Adjustment Event, Holders of Options outstanding immediately prior to such Adjustment Event shall upon exercise of such Options at any time following such Adjustment Event be entitled to receive the shares of stock, other securities or property (including cash) that such Holders would have received as a result of such Adjustment Event if such Holders had exercised such Options immediately prior to such Adjustment Event. The provisions of this Section 14.1 (including, without limitation, the immediately preceding sentence) shall apply successively with respect to multiple Adjustment Events that occur over time.

          14.2    Change in Corporate Control.    Subject to any provisions of then outstanding Options granting greater rights to the holders thereof, in the event of a Change in Corporate Control any then outstanding Options shall Accelerate. For the purposes of the preceding sentence, (i) in the case of a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change in Corporate Control, a majority of the Incumbent Directors prior to such Hostile Change in Corporate Control shall have the discretion to exclude any such Change in Corporate Control from the application of the provisions of the immediately preceding sentence. To the extent Options are not assumed, substituted or replaced upon a Change in Corporate Control that is not a Hostile Change in Corporate Control, the Board (and not the Compensation Committee, notwithstanding the responsibilities assigned to the Compensation Committee pursuant to Section 5) shall have the discretion to terminate such outstanding Options to the extent not exercised prior to or simultaneously with such Change in Corporate Control. Upon a Change in Corporate Control, each outstanding Option will be appropriately adjusted simultaneously with such Change in Corporate Control in accordance with Section 14.1.

          14.3    Dissolution or Liquidation.    Upon dissolution or liquidation of the Company each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

          14.4    Related Matters.    Any adjustment in Options made pursuant to this Section 14 shall be determined and made, if at all, by the Compensation Committee and shall include any correlative modification of terms, including of Option Prices, which the Compensation Committee may deem necessary or appropriate so as to ensure the rights of the Holders are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 14. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

          15.    Reservation of Stock.    The Company shall at all times during the term of the Plan and, without duplication, of any outstanding Options reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if not then terminated) and such outstanding Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

          16.    Limitation of Rights in Stock; No Special Employment or Other Rights.    A Holder shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Holder or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of

  Incorporation, and the By-laws of the Company, if any. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her retention as a director to the Company (or any Subsidiary), or interfere in any way with the right of the Company (or any Subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such directorship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

          17.    Termination and Amendment of the Plan.    The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Any termination of the Plan shall not affect the terms of any Option outstanding on the date of such termination. Unless the Board otherwise expressly provides and except to the extent otherwise provided in the next sentence, amendments of the Plan shall apply to all Options outstanding on the date of such amendments to the same extent as if such amendments had been in effect at the time that each of such outstanding Options were granted. Notwithstanding the foregoing, no amendment of the Plan may, without the consent of any recipient of an Option outstanding on the date of such amendment, (i) reduce the number of shares of Stock subject to such Option, (ii) increase the Option Price of such Option, or (iii) change the vesting schedule of such Option in a manner that adversely affects the rights of the Optionee. The Compensation Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, provided that the Option as amended is consistent with the terms of the Plan, and provided, further, that no such amendment of such Option may, without the consent of any Optionee, (x) reduce the number of shares of Stock subject to such Option, (y) increase the Option Price, or (z) change the vesting schedule of such Option in a manner that adversely affects the rights of the recipient under such Option.

          18.    Notices and Other Communications.    All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Holder, at his or her residence address last filed with the Company, and (b) if to the Company, at 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: General Counsel or to such other persons or addresses as the Holder or the Company may specify by a written notice to the other from time to time. Copies of all notices sent to any Holder that is not the Optionee shall also be sent to the Optionee in the manner set forth in this Section 18.

          19.    Effectiveness.    This 2002 Directors' Stock Option Plan was approved by the Board on March 5, 2002, and the 2002 Directors' Stock Option Plan was ratified and approved by the stockholders of the Company on June 13, 2002. The Plan, as amended and restated, was ratified and approved by the stockholders on June 10, 2003 and on June 10, 2004.

DETACH HERE

PROXY

CUBIST PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
for the 2004 Annual Meeting of Stockholders on June 10, 2004

        The undersigned hereby appoints David W.J. McGirr and Christopher D.T. Guiffre and each of them proxies, each with power of substitution, to vote at the 2004 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 10, 2004 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

        This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted for the election of the nominees of the board of directors and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

CUBIST PHARMACEUTICALS, INC.
c/o EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cbst	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

Do not return your proxy card if you are voting by telephone or Internet.

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving stockholder material electronically via the Internet helps to reduce Cubist's mailing and printing costs. To receive future proxy material electronically, if then made so available by Cubist, go to http://econsent.com/cbst and follow the instructions provided. Your enrollment in this program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time by going to http://www.econsent.com/cbst on the Internet.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark votes as in this example.

1.	Election of Class II Directors.
	Nominees:	(01)	Michael W. Bonney,
		(02)	Susan B. Bayh, and
		(03)	Walter R. Maupsy
			FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES
☐
For all nominee(s) except as noted above
		FOR	AGAINST	ABSTAIN
2.	Ratify, adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratify, adopt and approve the Amended and Restated 2002 Directors' Stock Option Plan.	☐	☐	☐
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2004 Annual Meeting of Stockholders and related Proxy Statement.
Mark box at right if an address change or comment has been noted on the reverse side of this card.				☐

Please date, sign as name appears below and return this proxy in the enclosed envelope, whether or not you expect to attend the annual meeting. You may nevertheless vote in person if you do attend. Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

Signature:	Date:	Signature:	Date:

QuickLinks

CUBIST PHARMACEUTICALS, INC. 65 Hayden Avenue Lexington, MA 02421 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PRINCIPAL STOCKHOLDERS
MANAGEMENT STOCKHOLDERS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE (1)
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3 RATIFICATION, ADOPTION AND APPROVAL OF THE AMENDED AND RESTATED 2002 DIRECTORS' STOCK OPTION PLAN
CORPORATE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
AMENDED AND RESTATED 2002 DIRECTORS' STOCK OPTION PLAN
CUBIST PHARMACEUTICALS, INC. Proxy Solicited by the Board of Directors for the 2004 Annual Meeting of Stockholders on June 10, 2004